Exhibit 10.3
AMENDMENT NO. 2
TO NOTE PURCHASE AGREEMENT
62245828v2
AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, dated as of October 31, 2016 (this “Amendment”), to the Convertible Note Purchase Agreement, dated as of June 30, 2014 and amended by Amendment No. 1 thereto, dated as of June 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Cross Country Healthcare, Inc., a Delaware corporation (the “Issuer”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Staffing”), MDA Holdings, Inc., a Delaware corporation (“MDA”), Assignment America, LLC, a Delaware limited liability company (“Assignment”), Travel Staff, LLC, a Delaware limited liability company (“Travel”), Local Staff, LLC, a Delaware limited liability company (“Local”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), Credent Verification and Licensing Service, LLC, a Delaware limited liability company (“Credent; together with Cejka, Staffing, MDA, Assignment, Travel, Local, Doctor, OWS and each other Subsidiary of Issuer that thereafter becomes a party thereto as a “Guarantor”, each individually, a “Guarantor” and, collectively, the “Guarantors” and, together with the Issuer, each an “Obligor” and collectively, the “Obligors”) and the financial institutions party to the Note Purchase Agreement from time to time as holders of the Notes (collectively, the “Noteholders”).
WHEREAS, the Obligors have requested that the Required Noteholders amend certain terms and conditions of the Note Purchase Agreement; and
WHEREAS, the Required Noteholders are willing to amend such terms and conditions of the Note Purchase Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. All terms used herein that are defined in the Note Purchase Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
2.     Amendments.
(a)     New Definitions. Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following definition, in appropriate alphabetical order:
“Share Cap”: as defined in Section 7.3.1.

(b)     Existing Definitions. The following definition in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Proportionate Percentage”: means with respect to a Noteholder, a percentage expressed as a fraction the numerator of which is the sum of the aggregate number of shares of Common Stock then held by such Noteholder and the aggregate number of shares of Common Stock that the Noteholder’s Notes are then convertible into at such time (without giving effect to the application of the Share Cap pursuant to Section 7.3.1), and the denominator of which is the aggregate number of shares of Common Stock then outstanding on a fully diluted basis (assuming without duplication the exercise of all Option Securities then outstanding, the conversion of all Notes then outstanding and the conversion or exchange of all Convertible Securities then outstanding, in each case in accordance with their respective terms).
(c)     Section 7.2.2. Section 7.2.2 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
To exercise its conversion rights under this Section 7.2, Issuer shall provide the Noteholders with a written notice, which notice shall specify that Issuer is exercising the option contemplated by this Section 7.2, the Forced Conversion Trigger Date and the Conversion Date on which the conversion shall occur (which Conversion Date shall be not less than ten (10) Business Days following the date such notice is provided to the Noteholders), and, if the issuance of shares of Common Stock upon conversion of the Forced Conversion Amount on the Conversion Date will result in the Issuer delivering fewer shares of Common Stock than otherwise required as a result of the application of the Share Cap pursuant to Section 7.3.1, the notice shall also specify (x) the number of shares of Common Stock that will actually be issuable as a result of the application of the Share Cap, and (y) the number of shares of Common Stock that would have been issuable if the Share Cap were not applicable.
(d)     Section 7.3.1. Section 7.3.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Upon any conversion of the Notes pursuant to Section 7.1 or 7.2 (such Notes to be converted, the “Conversion Notes”), the Noteholder owning such Conversion Notes shall receive in exchange for the applicable Conversion Amount thereof a number of shares of Common Stock equal to the amount determined by dividing (i) such Conversion Amount by (ii) the Conversion Price in effect at the time of conversion; provided, that the number of shares of Common Stock issued upon conversion with respect to any Conversion Notes pursuant to this Section 7.3.1, when aggregated with the aggregate number of shares of Common Stock previously delivered or required to be delivered in respect of all Notes converted or surrendered for conversion prior to such conversion, shall not exceed 6,420,028 shares of Common Stock (the “Share Cap”). If the application of the Share Cap results in the Issuer delivering fewer shares of Common Stock upon any conversion of Conversion Notes than otherwise required pursuant to this Section 7.3.1, the Issuer shall pay an additional amount in cash in respect of such conversion of such Conversion Notes equal to such shortfall (which amount shall be equal to the product of the number of shares of Common Stock not delivered as a result of the application of the Share Cap, multiplied by the Thirty Day VWAP as of the closing of business on the Business Day immediately preceding the Conversion Date).
(e)     Section 7.3.2. Section 7.3.2 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Upon any conversion of the Notes pursuant to Section 7.1 or 7.2, all accrued and unpaid interest in relation to the Conversion Amount thereof that is being converted shall be due and payable in cash by Issuer to such Noteholder on the relevant Share Delivery Date; provided that, to the extent Issuer is prohibited by law or by contract from paying such amount in cash, then Issuer shall provide written notice to the applicable Noteholder of such inability to pay, and at the written election of the Noteholder (which written election shall be delivered to Issuer within five (5) Business Days of receipt of such written notice from Issuer), Issuer shall either pay such amount as soon as payment in cash is no longer so prohibited or, unless prohibited as a result of the application of the Share Cap, issue Common Stock in the manner specified in Section 7.3.1 as if the amount of such accrued but unpaid interest were added to the principal and included in the Conversion Amount. If such interest or any cash payable to the Noteholder as a result of the application of the Share Cap pursuant to Section 7.3.1 is not paid by Issuer on the Share Delivery Date, then such unpaid interest or cash payable to the Noteholder as a result of the application of the Share Cap shall be deemed as a debt due by Issuer to the Noteholder which shall be payable as interest on demand and which will bear interest at the Default Rate from the date such interest or cash payable to the Noteholder as a result of the application of the Share Cap was due and payable to the date when such interest or cash payable to the Noteholder as a result of the application of the Share Cap is paid in full together with interest thereon to the Noteholder.
(f)     Section 7.5.1. Section 7.5.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
As soon as reasonably practicable after the Conversion Date (and in any event within four (4) Business Days after such date, such date being the “Share Delivery Date”), Issuer shall issue and deliver to the applicable Noteholder one or more certificates for the number of shares of Common Stock to which such Noteholder is entitled, together with, at the option of the Noteholder, a check or wire transfer of immediately available funds for payment of fractional shares and any payment required by Section 7.3 in exchange for the converted Conversion Notes (including any cash payable to the applicable Noteholder as a result of the application of the Share Cap), and, if the issuance of shares of Common Stock upon conversion of Conversion Notes on the Conversion Date will result in the Issuer delivering fewer shares of Common Stock than otherwise required as a result of the application of the Share Cap pursuant to Section 7.3.1, the payment shall be accompanied by a written calculation specifying (x) the amount of cash payable to the Noteholder as a result of the application of the Share Cap, and (y) the number of shares of Common Stock that would have been issuable if the Share Cap were not applicable. Such con version will be deemed to have been made on the Conversion Date, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock beginning on such date. The delivery of the Common Stock upon conversion of Conversion Notes shall be made, at the option of the applicable Noteholder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by Issuer to the appropriate Noteholder on a book-entry basis or by mailing certificates evidencing the shares to such Noteholder at its address as set forth in Section 14.3. In cases where a portion of a Note is to be converted, a new Note (the “Unconverted Portion Note”) shall be issued for the unconverted portion of the outstanding and unpaid principal of such Note. Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of an Unconverted Portion Note to the converting Noteholder.
3.     Representations and Warranties. Each Obligor hereby represents and warrants to the Noteholders as follows:
(a)     Representations and Warranties; No Event of Default. The representations and warranties herein, in Article XI of the Note Purchase Agreement and in each other Note Document, certificate or other writing delivered by or on behalf of the Obligors to any Noteholder pursuant to the Note Purchase Agreement or any other Note Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(b)     Organization, Good Standing, Etc. Each Obligor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Note Purchase Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)     Authorization, Etc. The execution and delivery by each Obligor of this Amendment and each other Note Document to which it is or will be a party, and the performance by it of the Note Purchase Agreement, as amended hereby, (i) are within the power and authority of such Obligor and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Organic Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Note Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.
(d)     Enforceability of Note Documents. This Amendment is, and each other Note Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.
(e)     Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Obligor of any Note Document to which it is or will be a party.
4.     Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Required Noteholders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Amendment Effective Date”):
(a)     Representations and Warranties. The representations and warranties contained in this Amendment and in Article IX of the Note Purchase Agreement and in each other Note Document shall be true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).
(b)     No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.
(c)     Delivery of Documents. The Noteholders shall have received on or before the Amendment Effective Date this Amendment, duly executed by the Obligors and the Required Noteholders.
5.     Continued Effectiveness of the Note Purchase Agreement and Other Note Documents. Each Obligor hereby (a) acknowledges and consents to this Amendment and (b) confirms and agrees that the Note Purchase Agreement and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Note Document to “the Note Purchase Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note Purchase Agreement shall mean the Note

Purchase Agreement as amended by this Amendment. This Amendment does not and shall not affect any of the obligations of the Obligors, other than as expressly provided herein, including, without limitation, the Obligors’ obligations to repay the Note in accordance with the terms of Note Purchase Agreement or the obligations of the Obligors under any Note Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Note Document nor constitute a waiver of any provision of the Note Purchase Agreement or any other Note Document.
6.     No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Note Purchase Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
7.     No Representations by Noteholders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Noteholder, other than those expressly contained herein, in entering into this Amendment.
8.     Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Required Noteholder may reasonably request, in order to effect the purposes of this Amendment.
9.     Miscellaneous.
(a)     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)     Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)     This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)     Each Obligor hereby acknowledges and agrees that this Amendment constitutes a “Note Document” under the Note Purchase Agreement. Accordingly, it shall be an immediate Event of Default under the Note Purchase Agreement if (i) any representation or warranty made by any Obligor under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
(e)     Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.
ISSUERS:
CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: CEO and President
GUARANTORS:
CEJKA SEARCH, INC.

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

CROSS COUNTRY STAFFING, INC.

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

MDA HOLDINGS, INC.

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

ASSIGNMENT AMERICA, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

TRAVEL STAFF, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

MEDICAL DOCTOR ASSOCIATES, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

OWS, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

CREDENT VERIFICATION AND LICENSING SERVICES, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Executive Vice President

NEW MEDISCAN II, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Vice President

MEDISCAN NURSING STAFFING, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Vice President

MEDISCAN DIAGNOSTIC SERVICES, LLC

By:	/s/ William J. Grubbs Name: William J. Grubbs Title: Vice President

NOTEHOLDER:
BENEFIT STREET PARTNERS SMA LM L.P.

By:	/s/ Bryan Martoken Name: Bryan Martoken Title: Chief Financial Officer

NOTEHOLDER:
PECM STRATEGIC FUNDING L.P.

By: PECM Strategic Funding GP L.P.

By: PECM Strategic Funding GP Ltd.
By: /s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

NOTEHOLDER:
PROVIDENCE DEBT FUND III L.P.
By: /s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer